Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Haymaker, Arko and Empire as adjusted to give effect to:

•	the reverse recapitalization by Arko of New Parent and Haymaker (the “Business Combination”)

•	Arko’s acquisition of Empire (the “Acquisition”)

•	Related financing transactions

The transactions above are collectively referred to as the “Transactions.” The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Transactions were completed on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Transactions as if they had occurred on January 1, 2019.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with the following included elsewhere in this filing or incorporated by reference:

•	Haymaker’s unaudited condensed financial statements and related notes as of and for the three and nine months ended September 30, 2020

•	Arko’s unaudited condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020.

•	Empire’s unaudited condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020.

•	Haymaker’s audited financial statements and related notes for the year ended December 31, 2019.

•	Arko’s audited consolidated financial statements and related notes for the year ended December 31, 2019.

•	Empire’s audited consolidated financial statements and related notes for the year ended December 31, 2019.

•	Haymaker’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Arko’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Certain direct and incremental costs related to the Business Combination were recorded as a reduction against additional-paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Transactions.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

Haymaker Acquisition Corp. II

Haymaker Acquisition Corp. II (“Haymaker”) was a blank check company that was incorporated on February 13, 2019 and formed for the purpose of effecting a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Until the closing of the Business Combination on December 22, 2020 (the Closing Date”) Haymaker was an “emerging growth company” as defined in section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Based on its business activities, until the Closing Date Haymaker was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash.

Arko Holdings, Ltd.

Arko Holdings, Ltd. (“Arko”) is a company incorporated in Israel whose main activity as of September 30, 2020 is holding, through fully owned and controlled subsidiaries, of controlling rights in GPM Investments, LLC. Until the Closing Date Arko was a public company, whose securities were listed for trading on the Tel Aviv Stock Exchange Ltd. Following the Closing Date, Arko is a private company which is a “Reporting Company” because its bonds are listed for trading on the Tel-Aviv Stock Exchange. Arie Kotler, director and Chief Executive Officer of Arko, had until the Closing Date an approximately 33% ownership stake in Arko, with the remaining shares owned until the Closing Date by Morris Willner (approximately 31%) and other public Arko shareholders (approximately 36%). Following the Closing Date, all of Arko shares are owned by a fully owned subsidiary of New Parent.

GPM Investments, LLC

GPM Investments, LLC (“GPM”) is a Delaware limited liability company formed on June 12, 2002 and is engaged directly and through fully owned and controlled subsidiaries (directly or indirectly) in retail activity which includes the operations of a chain of convenience stores, most of which include adjacent gas stations, and in wholesale activity which includes the supply of fuel to gas stations operated by third parties. As of September 30, 2020, GPM’s activity included the self-operation of approximately 1,250 sites and the supply of fuel to 139 gas stations operated by external operators (dealers), all in 23 states in the Mid-Atlantic, Midwestern, Northeastern, Southeastern and Southwestern United States. GPM is the seventh largest convenience store chain in the United States. Arko owns approximately 68% of GPM and the remaining approximately 32% was held until the Closing Date by Davidson Kempner Capital Management LP, Harvest Partners SCF, L.P and Ares Capital Corporation and certain funds managed or controlled by Ares Capital Management (together “GPM Minority Investors”). Following the Closing Date, the GPM Minority Investors’ stake in GPM is held indirectly by New Parent.

Empire Petroleum Partners, LLC

Empire Petroleum Partners, LLC and its subsidiaries (“Empire”) was formed on June 15, 2011 as a Delaware limited liability company and commenced operations on July 7, 2011 when it acquired substantially all of the assets and liabilities of Empire Petroleum Holdings, LLC. Empire is one of the largest and most geographically diversified independent wholesale distributors of motor fuel in the United States. Empire’s motor fuel distribution network serves retail fuel outlets primarily in its four core markets of the Southwest, East, North and Central regions of the United States.

Description of the Business Combination

Haymaker, New Parent, Merger Sub I, Merger Sub II, and Arko entered into the Business Combination Agreement, pursuant to which, on the Closing Date, Arko and Haymaker became wholly owned subsidiaries of New Parent. The consideration payable under the Business Combination Agreement to the shareholders of Arko consisted of $717,273,400 in a combination of cash and shares of New Parent (as further explained below) and the stockholders and warrantholders of Haymaker received shares and warrants of New Parent. On the Closing Date, (i) Merger Sub I merged with and into Haymaker, with Haymaker surviving the First Merger as a wholly-owned subsidiary of New Parent (ii) Merger Sub II merged with and into Arko, with Arko surviving as a wholly-owned subsidiary of New Parent.

In connection with the Business Combination Agreement, New Parent, Haymaker, and the GPM Minority Investors entered into the GPM Equity Purchase Agreement. The GPM Equity Purchase Agreement resulted in New Parent purchasing from the GPM Minority Investors, directly or indirectly, all of their (a) membership interests in GPM, (b) warrants, options or other rights to purchase or otherwise acquire securities of GPM, equity appreciation rights or profits interests relating to GPM, and (c) obligations, evidences of indebtedness or other securities or interests, but only to the extent convertible or exchange into securities described in clauses (a) or (b) including its membership interests (the “Equity Securities”). In exchange for such Equity Securities, the GPM Minority Investors received shares of New Parent Common Stock and the warrants of GPM held by Ares were exchanged for new warrants of New Parent (“New Ares Warrants”).

In connection with the Business Combination, New Parent entered into a subscription agreement with certain investors (collectively, the “PIPE Investors”) on November 18, 2020 (the “Subscription Agreement”) pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and New Parent agreed to issue and sell to such investors, up to 1,000,000 shares of New Parent’s Series A convertible preferred stock, par value 0.0001 per share (the “Series A Convertible Preferred Stock” and the “PIPE Investment”). The shares of Series A Convertible Preferred Stock sold in connection with the PIPE Investment was issued at a price per share of $100.00. The closing of the PIPE Investment occurred on the Closing Date.

The Business Combination is accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations (“ASC 805”), in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, Haymaker, New Parent and its wholly-owned subsidiaries are collectively treated as the “acquired” company and Arko is considered the accounting acquiror for accounting purposes. The Business Combination is treated as the equivalent of Arko issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Arko and Haymaker are stated at historical cost. No goodwill or intangible assets were be recorded in connection with the Business Combination.

Arko has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	New Parent’s senior management is comprised of the senior management of Arko and GPM with Arko’s and GPM’s CEO being the Chairman and CEO of New Parent;

•	The shareholders of Arko and the Minority Investors combined collectively have the greatest voting interest in New Parent;

•	New Parent’s board of directors consist of six directors, four of which were designated by Arko, two designated by Haymaker, and one which will be mutually agreed upon by Arko and Haymaker.

•	Arko and its consolidated subsidiaries comprise the ongoing operations of New Parent;

•	Arko is larger in relative size than Haymaker;

•	New Parent’s headquarters are that of GPM, a controlled subsidiary of Arko consisting of a majority of Arko’s operations.

As consideration for the Business Combination, the Arko shareholders received up to $717.3 million in a combination of New Parent Common Stock and cash (and were given an option of three separate payout methods as detailed below) (the “Gross Consideration Value”) and the GPM Minority Investors received $337.7 million in New Parent Common Stock, for a total purchase consideration of $1.055 billion.

1. Option A (Stock Consideration): The number of shares validly issued, fully paid and nonassessable shares of New Parent Common Stock equal to the quotient of (i) such holder’s portion of the Gross Consideration Value divided by (ii) $10.00.

2. Option B (Mixed Consideration): (A) a cash amount equal to 10% of such holder’s portion of the gross Consideration Value (the “Cash Option B Amount”) plus (B) the number of validly issued, fully paid and nonassessable shares of New Parent Common Stock equal to (i) such holder’s portion of the Gross Consideration Value divided by $10.00, minus (ii) such holder’s Cash Option B Amount divided by $8.50.

3. Option C (Mixed Consideration): (A) a cash amount equal to 20.913% of such holder’s portion of the Gross Consideration Value (the “Cash Option C Amount”) plus (B) the number of validly issued, fully paid and nonassessable shares of New Parent Common Stock equal to (i) such holder’s portion of the Gross Consideration Value divided by $10.00, minus (ii) such holders Cash Option C Amount divided by $8.50.

The equity holders of Arko received an aggregate of 65,208,698 shares of New Parent Common Stock and approximately $55.4 million in cash. In addition, each holder of Arko Ordinary Shares received a pro rata cash payment, in the form of additional merger consideration in an amount of $0.0706 per share (a total of approximately $58.7 million).

The consideration reflected below reflects the results of actual options elected by the Arko Shareholders.

Arko and the Sponsor entered into an amendment to the Business Combination Agreement, pursuant to which Sponsor has agreed, among other things, that, at the closing of the Business Combination, Sponsor’s 10.0 million shares of Haymaker’s Class B common stock will be converted into 5.8 million shares of New Parent Common Stock (1.0 million of such shares shall be forfeited) and 4.2 million deferred shares of New Parent Common Stock, of which 4 million shall be issuable contingent upon New Parent’s share price exceeding certain thresholds, as described below, and 200 thousand will be issued subject to the number of incremental shares issued (“Bonus Shares”) to the holders of Series A Convertible Preferred Stock not being higher than an amount determined (collectively “Sponsor Promote Shares”). Sponsor also agreed to forfeit 2.0 million New Parent Warrants.

Holders will be entitled to Bonus Shares upon any optional conversion of Series A Convertible Preferred Stock by the holder for which notice of conversion is provided after June 1, 2027, but prior to August 31, 2027. Each share of Series A Convertible Preferred Stock will be convertible into the specified number of Bonus Shares set forth in the table below if the New Parent Common Stock’s volume weighted average price (the “VWAP”) for the 30-trading days prior to June 1, 2027, is equal to the corresponding amount set forth in the table below.

30-Day VWAP	Bonus Shares
$18.00 or greater	Zero shares
$17.00 to $17.99	0.7 shares
$16.00 to $16.99	0.95 shares
$13.00 to $15.99	1.2 shares
$12.00 to $12.99	1.0 shares
Less than $12.00	Zero shares

If holders of Series A Convertible Preferred Stock are issued Bonus Shares (i) in an aggregate amount in excess of 1,000,000 shares in respect of a 30-Day VWAP of $13.00 to $15.99, (ii) in an aggregate amount in excess of 750,000 shares in respect of a 30-Day VWAP of $16.00 to $16.99, or (iii) in an aggregate amount in excess of 500,000 shares in respect of a 30-Day VWAP of $17.00 to $17.99 (such excess shares, the “Excess Bonus Shares”) then the number of deferred shares to be released to the Sponsor will be reduced by the number of Excess Bonus Shares issued. Upon the occurrence of any event that precludes all or a portion of the Excess Bonus Shares from being issued (a “Bonus Share Release Event”), New Parent will issue to the Sponsor an aggregate number of deferred shares equal to the number of Excess Bonus Shares that are no longer issuable as a result of such Bonus Share Release Event.

As part of the GPM Minority Investor acquisition, Ares has a right to require New Parent to purchase the shares of New Parent Common Stock received by Ares pursuant to the GPM Equity Purchase Agreement (the “Ares Shares”) at a price (the “Put Price”) of $12.935 per share (as adjusted pursuant to the GPM Equity Purchase Agreement). New Parent will have the option to either purchase the Ares Shares for cash, or in lieu of such purchase, New Parent may issue additional shares of New Parent Common Stock (the “Additional Shares”) to Ares in an amount sufficient so that the value of the Ares Shares and the Additional Shares, and any dividends, distributions, or other payments received in respect of the Ares Shares or Ares’ membership interest in GPM collectively equal $27,294,053. This price protection is a form of contingent consideration and will be accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 815 (“ASC 815”), Derivatives and Hedging, in accordance with US GAAP.

On December 17, 2020, GPM entered into the Class A Preferred Unit Purchase Agreement (the “Class A Preferred Unit Purchase Agreement”), with AIM Investment Funds (Invesco Investment Funds) (“AIM”), on behalf of its series Invesco SteelPath MLP Select 40 Fund (“Select 40 Fund”) and AIM Investment Funds (Invesco Investment Funds), on behalf of its series Invesco SteelPath MLP Income Fund (“Income Fund”). Pursuant to the terms of the Class A Preferred Unit Purchase Agreement, GPM purchased from the third-party limited partners the following partnership units in GPM Petroleum LP (“GPMP”): (i) 2,000,000 Class A preferred units (“Class A Units”) from Select 40 Fund (the “Select 40 Fund Units”) and (ii) 1,500,000 Class A Units from Income Fund (the “Income Fund Units” and, together with the Select 40 Fund Units, the “Class A Purchased Units”). The Class A Purchased Units represent approximately 14.52% of GPMP’s interests. The Class A Purchased Units were acquired for $20.00 per Class A Unit plus consideration for the amount of outstanding distributions not yet distributed in the aggregate amount of approximately $70 million. The consideration amount was approximately equal to the amount in which, commencing from January 2021, GPM was entitled to acquire the Class A Purchased Units, in accordance with the provisions which have been included in GPMP’s limited partnership agreement since the date of the third-party limited partners investment in GPMP.

On December 18, 2020, GPM entered into the Class AQ Unit Purchase Agreement (the “Class AQ Unit Purchase Agreement”) with Fuel USA, LLC (“Fuel USA”). Pursuant to the terms of the Class AQ Unit Purchase Agreement, GPM purchased 843,750 Class AQ units (“Class AQ Units”) of GPMP from Fuel USA (the “Fuel Purchased Interest”). The Class AQ Units were acquired for $20.00 per Class AQ Unit plus consideration for the amount of outstanding distributions not yet distributed in the aggregate amount of approximately $17 million in cash (the “Fuel Purchase Price”). Pursuant to the terms of the Class AQ Unit Purchase Agreement, immediately following receipt of the Fuel Purchase Price, Fuel USA used the proceeds to purchase shares of Haymaker Class A Common Stock in privately-negotiated transactions (such shares, the “Fuel Shares”) at a purchase price of $10.13 per share. Upon consummation of the Business Combination, each Fuel Share automatically converted into one share of New Parent Common Stock.

On December 18, 2020, GPM entered into the Class X Unit Purchase Agreement (the “Class X Unit Purchase Agreement”) with Riiser Fuels, LLC (“Riiser”). Pursuant to the terms of the Class X Unit Purchase Agreement, GPM purchased 243,800 Class X units (“Class X Units”) of GPMP from Riiser (the “Riiser Purchased Interest”). The Class X Units were acquired for $43.36 per Class X Unit plus consideration for the amount of outstanding distributions not yet distributed in the aggregate amount of approximately $10.7 million (the “Riiser Purchase Price”). Pursuant to the terms of the Class X Unit Purchase Agreement, immediately following receipt of the Riiser Purchase Price, Riiser used the proceeds to purchase shares of Haymaker Class A Common Stock in privately-negotiated transactions (such shares, the “Riiser Shares”) at a purchase price of $10.13 per share. Upon consummation of the Business Combination, each Riiser Share automatically converted into one share of New Parent Common Stock.

Following the acquisition, Riiser will continue to hold 69,188 in Class X Units, representing 0.29% of the partnership interest in GPMP, which are pledged to GPM to secure certain indemnification obligations granted to GPM by Riiser.

The consideration tables below reflect the actual consideration paid based on Arko Shareholder option elections, excluding the contingent consideration applicable to the Ares GPM Minority Investor (in thousands):

Cash Paid to Arko shareholders per elections	$55,377
Equity Issuance to Arko shareholders, $10/share	652,087
Equity issuance to GPM Minority Investors	337,727

Total Consideration	$1,045,191

In addition, in accordance to the Business Combination, Arko’s Shareholders received, as additional Merger Consideration, a cash amount of $58,729.

The consummation of the business combination was conditioned upon, among other things, availability of at least $275.0 million of cash in the Haymaker trust account, after giving effect to redemptions, other Haymaker cash held outside of the trust and the PIPE Investment. The unaudited pro forma condensed combined financial information has been prepared based on the actual redemptions.

The following summarizes the pro forma common shares outstanding as of the Closing Date based on the actual share option selected by the Arko shareholders and actual redemptions (in thousands):

	Shares	%

Haymaker Initial Shareholders	4,800	4%
Haymaker Public Shareholders	20,350	16%

Total Haymaker	25,150	20%
Arko shareholders	65,209	53%
GPM Minority Investors	33,773	27%

Total Shares at Closing	124,132	100%

The number of shares and percentage interests set forth above do not take into account (i) potential future exercises of New Parent Warrants or Ares warrants or (ii) 4,200,000 deferred shares of New Parent Common Stock, in the aggregate, that are issuable to the Sponsor upon the occurrence of certain events under the Business Combination Agreement and (iii) potential future conversion of the Series A Convertible Preferred Stock.

Description of the Acquisition

Following a purchase agreement entered into on December 17, 2019 (the “Purchase Agreement”) between a fully owned subsidiary of GPM, GPMP and unrelated third parties (the “Sellers”), on October 6, 2020 (the “Empire Closing Date”), the Acquisition closed for the purchase of (i) the Sellers’ wholesale business of supplying fuel which included 1,453 gas stations operated by others (dealers) and (ii) 84 self-operated convenience stores and gas stations.

As part of the Acquisition, on the Empire Closing Date, the Sellers: (i) sold to GPMP the rights according to agreements with fuel suppliers and all of the rights to supply fuel to 1,537 sites; (ii) sold to a subsidiary of GPM the fee simple ownership rights in 64 sites; (iii) assigned to various of GPM’s subsidiaries leases of 132 sites (including two vacant parcels and one non-operating site); (iv) leased to certain of GPM’s subsidiaries 34 sites (including one vacant parcel) that are valued at approximately $60 million that are owned by the Sellers; and (v) sold and assigned to various of GPM’s subsidiaries and GPMP the equipment, inventory, agreements, intangible assets and other rights with regard to the wholesale and retail businesses acquired (collectively, the “Acquired Operations”).

The consideration to the Sellers for the Acquired Operations, based on the Purchase Agreement and an amendment dated October 5, 2020 (the “Amendment”), was as follows:

•

The consideration paid to the Sellers on the Empire Closing Date, after adjustments according to the Amendment, totaled approximately $353 million, and in addition, approximately $11.5 million was paid for the cash and inventory in the stores, net of deposit amounts and other collateral provided by the dealers, as of the Empire Closing Date (collectively, the “Empire Closing Consideration”). The Empire Closing Consideration is subject to post-closing adjustments.

•

On each of the first five anniversaries of the Empire Closing Date, the Sellers will be paid an amount of $4.0 million (total of $20.0 million, instead of $4.5 million and a total of $22.5 million prior to the Amendment) (the “Empire Additional Consideration”). If the Sellers will be entitled to amounts on account of the Empire Contingent Consideration (as defined below), these amounts will initially be applied to accelerate payments on account of the Empire Additional Consideration.

•

An amount of up to $45.0 million (instead of up to a total of $42.5 million prior to the Amendment) (the “Empire Contingent Consideration”) will be paid to the Sellers according to mechanisms set forth in the Purchase Agreement, with regard to the occurrence of the following events during the five years from the Closing Date (the “Earnout Period”): (i) sale and lease to third parties or transfer to self-operation by GPM of sites which leases to third parties expired or are scheduled to expire during the Earnout Period, (ii) renewal of agreements with dealers at sites not leased or owned by GPM which agreements expired or are scheduled to expire during the Earnout Period, (iii) improvement in the terms of the agreements with fuel suppliers (with regard to the Acquired Operations and/or GPM’s sites as of the Empire Closing Date), (iv) improvement in the terms of the agreements with transportation companies (with regard to the Acquired Operations and/or GPM’s sites as of the Empire Closing Date), and (v) the closing of additional wholesale transactions that the Sellers has engaged in prior to the Empire Closing Date. The measurement and payment of the Contingent Consideration will be made once a year.

$350 million of the Empire Closing Consideration was paid by use of the Capital One Line of Credit as defined in Arko’s unaudited condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2020 (“Arko’s interim financial statements”). In addition, on the Empire Closing Date, in accordance with the Ares Credit Agreement as described in Arko’s interim financial statements, the Delayed Term Loan A in an amount of $63 million was provided to GPM, and was used for the payment of the balance of the

Empire Closing Consideration and is to be used by GPM to finance working capital, other payments related to the Acquisition, including payments on account of the Empire Additional Consideration and the Empire Contingent Consideration, at GPM’s discretion.

The Acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, GPM has estimated the fair value of Empire’s assets acquired and liabilities assumed and conformed the accounting policies of Empire to its own accounting policies.

ARKO CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	Haymaker Acquisition Corp. II (Historical)	Arko Holdings, Ltd. (Historical)	Empire Petroleum Partners, LLC (Historical)	Reverse Recapitalization Transaction Adjustments		Acquisition Transaction Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$227	$165,785	$15,010	$404,787	2a	$29,997	3a	$269,252
				(10,000)	2e
				(14,281)	2e, 2m
				(58,729)	2k
				(55,377)	2f
				(209,252)	2l
				100,000	2m
				(98,915)	2n
Restricted cash with respect to the Arko’s bonds	—	648	—	—		—		648
Restricted cash	—	13,950	—	—		—		13,950
Trade receivables, net	—	21,376	36,492	—		(36,492)	3c	21,376
Inventory	—	146,164	15,067	—		(2,001)	3b	159,230
Prepaid income taxes	84	—	—	—		—		84
Other current assets	114	71,892	10,664	—		(4,173)	3b, 3c	78,497

Total current assets	425	419,815	77,233	58,233		(12,669)		543,037
Non-current assets:
Property and equipment, net	—	364,463	146,592	—		(14,135)	3d	496,920
Right-of-use assets under operating leases	—	760,346	—	—		224,422	3e	984,768
Right-of-use assets under financing leases, net	—	170,024	—	—		—		170,024
Goodwill	—	133,952	47,487	—		(14,210)	3f	167,229
Intangible assets, net	—	18,770	71,584	—		143,257	3g	233,611
Restricted investments	—	31,825	—	—		—		31,825
Non-current restricted cash with respect to the Arko’s bonds	—	1,498	—	—		—		1,498
Non-current restricted cash	—	—	915	—		(915)	3c	—
Equity investment	—	3,345	—	—		—		3,345
Deferred tax assets	20	—	—	—		—		20
Investments and cash held in Trust Account	405,030	—	—	(404,787)	2a	—		—
				(243)	2a
Other non-current assets	—	14,934	20,866	(4,029)	2e	(20,866)	3c	9,810
						1,098	3b
						(2,193)	3h
Deferred financing costs, net	—	—	1,786	—		(1,786)	3h	—
Notes receivable, noncurrent	—	—	364	—		(364)	3c	—

Total assets	$405,475	$1,918,972	$366,827	$(350,826)		$301,639		$2,642,087

Liabilities
Current liabilities:
Long-term debt, current portion	—	17,655	—	—		608	3h	18,263
Accounts payable	—	126,449	37,690	—		(37,690)	3c	126,449
Fuel taxes payable	—	—	8,648	—		(8,648)	3c	—
Contingent and future consideration	—	—	—	—		9,363	3k	9,363
Other current liabilities	3,320	85,131	13,560	(3,320)	2e	(13,560)	3c	89,689
				3,000	2e	2,558	3b	—
				(1,000)	2e
Operating leases, current portion	—	36,164	—	—		9,923	3e	46,087
Financing leases, current portion	—	7,254	—	—		—		7,254

Total current liabilities	3,320	272,653	59,898	(1,320)		(37,446)		297,105
Non-current liabilities:
Long-term debt, net	—	318,667	226,246	—		181,658	3h	726,571
Asset retirement obligation	—	37,683	—	—		16,013	3i	53,696
Operating leases	—	788,569	—	—		205,746	3e	994,315
Financing leases	—	197,964	—	—		—		197,964
Deferred tax liability	—	3,936	—	—		—		3,936
Other non-current liabilities	—	43,157	25,058	8,564	2j	(25,058)	3c	54,654
						2,933	3b
Contingent and future consideration	—	—	—	—		14,933	3k	14,933
Deferred underwriter compensation	15,000	—	—	(15,000)	2e	—		—

Total liabilities	18,320	1,662,629	311,202	(7,756)		358,779		2,343,174

Commitments
Common stock subject to possible redemption 37,736,854 shares at redemption value as of September 30, 2020	382,155	—	—	(382,155)	2b	—		—
Series A Convertible Preferred stock, $0.0001 par value; 1,000,000 shares authorized	—	—	—	96,881	2m, 2e	—		96,881

Stockholder’s equity:
Stockholder’s equity	—	2,930	—	(2,930)	2h	—		—
Class A common stock, $0.0001 par value	—	—	—	13	2b, 2d, 2f, 2g, 2l	—		13
Class B convertible common stock, $0.0001 par value	1	—	—	(1)	2d	—		—
Members equity	—	—	55,625	—		(55,625)	3j	—
Additional paid-in capital	4,307	112,831	—	382,151	2b	—		217,560
				692	2c
				10,383	2e
				(22,574)	2e
				(10)	2g
				2,930	2h
				83,693	2i
				(58,729)	2k
				(8,564)	2j
				(55,377)	2f
				(209,250)	2l
				(24,923)	2n
Accumulated other comprehensive income	—	4,918	—	—		—		4,918
Non-controlling interest	—	157,900	—	(83,693)	2i	—		215
				(73,992)	2n
Retained earnings (accumulated deficit)	692	(22,236)	—	(692)	2c	(1,515)	3a	(21,005)
				(243)	2a
				3,320	2e

Total equity	5,000	256,343	55,625	(57,796)		(57,140)		202,032

Total liabilities and equity	$405,475	$1,918,972	$366,827	$(350,826)		$301,639		$2,642,087

ARKO CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	Haymaker Acquisition Corp. II (Historical)	Arko Holdings, Ltd. (Historical)	Empire Petroleum Partners, LLC (Historical)	Reverse Recapitalization Transaction Adjustments		Acquisition Transaction Adjustments		Combined Pro Forma
Revenues:
Fuel revenue	$—	$1,510,491	$1,105,626	$—		$(1,979)	5b	$2,614,138
Merchandise revenue	—	1,119,041	73,459	—		(1,236)	5b	1,191,264
Other revenues, net	—	44,701	9,361	—		1,216	5b	55,278

Total revenues	—	2,674,233	1,188,446	—		(1,999)		3,860,680
Operating expenses:
Fuel costs	—	1,279,067	1,017,230	—		(2,172)	5b	2,294,125
Merchandise costs	—	814,524	53,339	—		(658)	5b	867,205
Store operating expenses	—	386,633	7,047	—		47,696	5b	445,663
			—			4,287	5a
General and administrative	—	64,823	—	(387)	4b	18,399	5b	81,933
			—			115	5c
			—			(1,017)	5d
Selling, general and administrative expenses	—	—	66,396	—		(66,396)	5b	—
Depreciation and amortization	—	50,056	24,905	—		735	5e	75,696
Operating costs and formation costs	4,157	—	—	(3,325)	4f	—		832

Total operating expenses	4,157	2,595,103	1,168,917	(3,712)		989		3,765,454

Other expenses (income), net	—	7,290	(3,716)	—		(65)	5b	3,509

Operating (loss) income	(4,157)	71,840	23,245	3,712		(2,923)		91,717

Interest and other financial income	2,176	980	—	(2,176)	4a	—		980
Interest and other financial expenses	—	(30,405)	(11,898)	—		(1,915)	5f	(44,572)
			—			(354)	5g
Unrealized gain (loss) on securities held in Trust Account	(43)	—	—	43	4a	—		—

(Loss) income before income taxes	(2,024)	42,415	11,347	1,579		(5,192)		48,125
Income tax (expense) benefit	(282)	(5,171)	(115)	(4,396)	4d	1,439	5c	(8,525)
Loss from equity investment	—	(435)	—	—		—		(435)

Net (loss) income	$(2,306)	$36,809	$11,232	$(2,817)		$(3,753)		$39,165

Less: Net income (loss) attributable to non-controlling interests	—	15,682	—	(8,626)	4c	—		20
				(7,036)	4e

Net (loss) income attributable to Arko Corp.	$(2,306)	$21,127	$11,232	$12,845	4a,4b,4c,4d,4e	$(3,753)		$39,145

Weighted average shares outstanding, basic	11,901,065	803,027,000						124,131,655
Weighted average shares outstanding, diluted	11,901,065	803,027,000						124,745,655
Basic net (loss) income per common share	$(0.32)	$0.03						$0.27
Diluted net (loss) income per common share	$(0.32)	$0.03						$0.27

ARKO CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2019

(Amounts in thousands of U.S. dollars, except per share data)

	Haymaker Acquisition Corp. II (Historical)	Arko Holdings, Ltd. (Historical)	Empire Petroleum Partners, LLC (Historical)	Reverse Recapitalization Transaction Adjustments		Acquisition Transaction Adjustments		Combined Pro Forma
Revenues:
Fuel revenue	$—	$2,703,440	$2,213,385	$—		$(2,783)	5b	$4,914,042
Merchandise revenue	—	1,375,438	97,725	—		(1,563)	5b	1,471,600
Other revenues, net	—	49,812	12,907	—		1,682	5b	64,401

Total revenues	—	4,128,690	2,324,017	—		(2,664)		6,450,043
Operating expenses:
Fuel costs	—	2,482,472	2,107,366	—		(3,039)	5b	4,586,799
Merchandise costs	—	1,002,922	70,389	—		(353)	5b	1,072,958
Store operating expenses	—	506,524	8,222	—		66,568	5b	586,976
			—			5,662	5a
General and administrative	—	69,311	—	(516)	4b	27,029	5b	93,699
			—			178	5c
			—			(2,303)	5d
Selling, general and administrative expenses	—	—	93,799	—		(93,799)	5b	—
Depreciation and amortization	—	62,404	30,980	—		3,206	5e	96,590
Operating costs and formation costs	568	—	—	—		—		568

Total operating expenses	568	4,123,633	2,310,756	(516)		3,149		6,437,590

Other expenses (income), net	—	3,733	(811)	—		1,515	5h	4,230
						(207)	5b

Operating (loss) income	(568)	1,324	14,072	516		(7,121)		8,223

Interest and other financial income	4,312	1,451	—	(4,312)	4a	—		1,451
Interest and other financial expenses	—	(43,263)	(19,049)	—		(5,425)	5f	(68,182)
						(445)	5g
Unrealized gain (loss) on securities held in Trust Account	51	—	—	(51)	4a	—		—

Income (loss) before income taxes	3,795	(40,488)	(4,977)	(3,847)		(12,991)		(58,508)
Income tax (expense) benefit	(797)	(6,167)	(178)	1,911	4d	3,491	5c	(1,740)
Loss from equity investment	—	(507)	—	—		—		(507)

Net income (loss)	$2,998	$(47,162)	$(5,155)	$(1,936)		$(9,500)		$(60,755)

Less: Net (loss) income attributable to non-controlling interests	—	(3,623)	—	12,206	4c	—		25
				(8,558)	4e

Net income (loss) attributable to Arko Corp.	$2,998	$(43,539)	$(5,155)	$(5,584)	4a,4b,4c,4d,4e	$(9,500)		$(60,780)

Weighted average shares outstanding, basic	9,551,583	773,796,000						124,131,655
Weighted average shares outstanding, diluted	9,551,583	773,796,000						124,131,655
Basic net (loss) income per common share	$(0.03)	$(0.06)						$(0.54)
Diluted net (loss) income per common share	$(0.03)	$(0.06)						$(0.54)

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to the Transactions accounting adjustments, which consist of those necessary to account for the Acquisition.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of New Parent. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Haymaker, Arko and Empire.

There were no significant intercompany balances or transactions between Haymaker, Arko and Empire as of the date and for the period of these unaudited pro forma combined financial statements.

New Parent has executed a new employment agreement with the Arie Kotler, Chairman and CEO subsequent to the Closing Date. The executed employment agreement does not result in a pro forma adjustment as the salary remains the same and the other incentives are contingent upon future performance and other contingencies and are therefore, not factually supportable.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Haymaker, Arko and Empire filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Parent’s shares outstanding as of the Closing Date, assuming the Transactions occurred on January 1, 2019.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Reverse Recapitalization Transaction Adjustments

The pro forma Transactions adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a) Reflects the reclassification of $404.8 million of cash and cash equivalents held in Haymaker’s trust account as of the Closing Date used for transaction consideration, transaction expenses, redemption of public shares and the operating activities following the Business Combination. The adjustments include a net $0.2 million reduction of trust cash due to payment of certain operating expenses partially offset by interest earned subsequent to September 30, 2020 through the Closing Date.

b) Represents the reclassification of $382.2 million of common stock previously subject to redemption to permanent equity.

c) Reflects the elimination of $0.7 million of Haymaker’s historical retained earnings.

d) Reflects the conversion of Haymaker Class B common stock to the par account for Class A common stock.

e) Reflects the total transaction costs of the transaction amounting to $41.7 million. The settlement of transaction costs is through a payment of $24.3 million in cash, a share issuance of $10.4 million, and an additional accrual of $3.0 million at close and $4.0 million that was previously paid or accrued. Of that amount, $10.0 million relates to the cash settlement of deferred underwriting compensation incurred as part of Haymaker’s IPO and paid upon the consummation of the Business Combination. The shares issued as payment have been reflected within additional paid in capital. Included within transaction costs are $3.1 million related to PIPE issuance which have been directly offset against the proceeds received (see Note 2m). The remaining transaction costs include direct and incremental costs, such as legal, accounting, third party advisory, investment banking, and other miscellaneous fees. Additionally the following have been reflected:

•	Reduction of $4.0 million of capitalized transaction costs of Arko offset to additional paid in capital as directly attributable to the transaction.

•	Reduction of $3.3 million of accrued liabilities of Haymaker related to accrued transaction costs paid at closing and offset to retained earnings.

•	Reduction of $1.0 million of accrued liabilities of Arko related to accrued transaction costs paid at closing and offset to additional paid in capital.

f) Reflects the payment of $55.4 million of cash consideration paid to Arko Shareholders in connection with the Business Combination.

g) Reflects the issuance of 99.0 million shares as consideration to Arko Shareholders and GPM Minority Investors at $0.0001 par value as consideration for the Business Combination.

h) Reflects the recapitalization of Arko, including the reclassification of members’ equity to additional paid in capital.

i) Reflects the reclassification of certain non-controlling interests to additional paid in capital resulting from the GPM Minority Investors acquisition. The non-controlling interest was initially accounted for under ASC 805-40-45 with the carrying amount of all non-controlling interests equaling the precombination carrying amounts. The acquisition of non-controlling interests associated with the GPM Minority Investors was accounted for in accordance with ASC 810-10-45 as a change in parent’s ownership interest without a change in control. As such, the amount of non-controlling interest reclassified to controlling interest is equal to the carrying amount of such interests.

j) Reflects the bifurcation of an embedded derivative recorded for the Ares Put Option resulting from the GPM Equity Purchase Agreement. The embedded derivative has been evaluated under ASC 815 and has been determined to not be clearly and closely related to the host instrument as the embedded derivative (a put option) is determined to be debt like and the host instrument (Class A equity shares of New Parent is an equity instrument). Under ASC 815, the bifurcated derivative has been recorded at its fair value of $8.6 million based on a Monte Carlo pricing model assuming the transaction closed on September 30, 2020 and leveraged the closing share price as of that date.

The Monte Carlo pricing model used the following material assumptions based on observable and unobservable inputs:

Expected term (in years)	2.41
Volatility	34.1%
Risk-free interest rate	0.14%
Strike price	$12.935

k) Reflects a cash payment of $58.7 million to Arko shareholders as additional merger consideration. The amount of the payment is equal to the Company Cash Surplus of Arko as defined in the Business Combination Agreement.

l) Reflects $209.3 million withdrawal of funds from the trust account to fund the redemption of 20.7 million shares of Haymaker common stock at approximately $10.12 per share as well as the corresponding decrease to common shares and additional paid in capital.

m) Reflects the issuance of 1,000,000 shares of Series A Preferred Convertible Stock at $0.0001 par for $100 million. The Series A Preferred Convertible Stock, among other things, are redeemable at the option of the holder in the future and as such, are classified as temporary equity in accordance with ASC 480. Total proceeds are partially offset by $3.1 million of issuance costs.

n) Reflects the purchase of GPMP Class A, AQ and X Units by GPM from AIM, Fuel USA and Riiser respectively for a cash purchase price of $98.9 million. The Class A, AQ and X Units were historically reflected as noncontrolling interest on the Arko consolidated financial statements. Riiser will retain a 0.29% minority interest in GPMP through its Class X Units. The difference between cash paid and the carrying value will be adjusted through a decrease to additional paid in capital.

Note 3. Unaudited Pro Forma Condensed Combined Balance Sheet Acquisition Transaction Adjustments

Preliminary purchase price allocation

GPM has performed a preliminary valuation analysis of the fair market value of the assets and liabilities of the Acquired Operations. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Cash	$174
Inventory	13,066
Other current assets	6,491
Right-of-use assets under operating leases	224,422
Property and equipment	132,457
Identifiable intangible assets	214,841
Goodwill	33,277
Other non-current assets	1,098
Other current liabilities	(2,558)
Other non-current liabilities	(2,933)
Asset retirement obligation	(16,013)
Operating leases – current portion	(9,923)
Operating leases – non-current portion	(205,746)

Total consideration allocated	$388,653

The initial accounting treatment of the Empire Acquisition reflected in these unaudited pro forma condensed combined financial statements is provisional. GPM has not yet finalized the initial accounting treatment of the business combination, and in this regard, has not completed the valuation of the consideration and some of the assets and liabilities acquired whose final valuation, if changed, may impact the goodwill recorded as a result from the acquisition, mainly due to the short period of time between the closing date of the Acquisition and filing date of the unaudited pro forma condensed combined financial statements. Therefore, some of the fair value information is still provisional and changes may occur that will affect the information as included in the unaudited pro forma condensed combined financial statements.

Transaction Adjustments

The pro forma transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a)	Represents the following adjustments to cash (in thousands):

Payment of transaction costs incurred after September 30, 2020	$(1,515)
Cash received from Ares Delayed Term Loan A	63,000
Cash received from Capital One Line of Credit	350,000
Payment of deferred financing costs	(2,295)
Empire closing cash consideration	(364,357)
Empire’s cash not retained	(14,836)

Pro forma transaction adjustment to cash and cash equivalents	$29,997

b)	Reflects the working capital and other adjustments based on the purchase price allocation as of the acquisition date as shown above.

c)

Represents adjustments for assets and liabilities not acquired as part of the Acquisition such as accounts receivable, accounts payable, notes receivable, and other prepaid assets. Certain assets and liabilities were acquired as part of the Acquisition and recorded at fair value.

d)

Reflects the adjustment to the basis in the acquired property and equipment to estimated fair value of $132.5 million. The fair value and useful life calculations are preliminary and subject to change after GPM finalizes its review of the specific types, nature, age, condition and location of Acquisition’s property and equipment.

e)

Reflects the transition adjustment of the Acquisition to account for ASC 842 – Lease Accounting. In addition, simultaneously with the purchase, certain of GPM’s subsidiaries entered into lease agreements with the Sellers which are also reflected in this adjustment.

f)	Reflects the adjustments to goodwill as follows (in thousands):

Remove Acquired Operations historical goodwill	$(47,487)
Record goodwill for Acquired Operations	33,277

Pro forma transaction adjustment to goodwill	$(14,210)

g)

Removes Empire’s intangible assets reported on the historical balance sheet and establishes the new intangible assets to be recorded at fair value. As part of the preliminary valuation analysis, GPM identified favorable lease purchase options and fuel supply contracts intangible assets. The fair value of identifiable intangible assets was mainly determined using the “income approach,” which requires a forecast of all of the expected future cash flows and the sales comparison approach. The fair value and useful life calculations are preliminary and subject to change after GPM finalizes its review of the Acquisition and all relevant contracts and options.

The following table summarizes the estimated fair values of the Acquisition’s identifiable intangible assets and their estimated useful lives (in thousands):

Intangible Asset	Estimated Fair Value	Estimated Useful Life in Years
Fuel supply contracts	$191,000	12
Favorable lease purchase options	23,841	5

Fair value of intangible assets acquired	$214,841
Remove historical intangible assets	(71,584)

Pro forma transaction adjustment to intangible assets	$143,257

h)

$350 million of the Empire Closing Consideration was paid by use of the Capital One Line of Credit provided to GPMP and the Delayed Term Loan A in an amount of $63 million was provided to GPM, and was used for the payment of the balance of the Empire Closing Consideration. The Capital One Line of Credit and Ares Delayed Term Loan A bear variable interest of Libor and a spread of 3.25% and 4.75%, respectively. Debt issuance costs of $5.2 million were incurred. GPM did not legally assume Empire’s outstanding debt. The net increase to debt is reflected as follows (in thousands):

Borrowing under Capital One Line of Credit	$350,000
Debt issuance costs (Line of Credit)	(2,193)
Issuance of new Ares Delayed Term Loan A*	63,000
Debt issuance costs (Ares Delayed Term Loan A)	(2,295)
Decrease for existing Acquisition long-term debt not assumed by GPM	(226,246)

Pro forma adjustment to long-term debt, net (including current portion)	$182,266

* Includes $0.6 million of current portion of Delayed Term Loan A.

Also reflects the elimination of deferred financing costs of $1.8 million classified within non-current assets on the Empire historical balance sheet and the reclassification of the $2.2 million of debt issuance costs above out of non-current assets on the Arko historical balance sheet as these costs were incurred and capitalized as of September 30, 2020.

i)	Reflects the asset retirement obligation as of the closing date at fair value of $16.0 million.

j)	Represents the elimination of the historical equity of the Acquisition.

k)

Reflects the fair value of the Empire Contingent Consideration and the Empire Additional Consideration as described above. Refer to the description of the Acquisition for additional information on the mechanics of the calculation.

Note 4. Unaudited Pro Forma Condensed Combined Statements of Operations Reverse Recapitalization Transaction Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are as follows:

a) Represents the elimination of $2.2 million of interest income on Haymaker’s trust account for the nine months ended September 30, 2020 and $4.3 million for the year ended December 31, 2019 as well as other miscellaneous gains and losses on securities held within the trust.

b) Reflects the elimination of compensation expense related to Arko’s restricted share units.

c) Reflects the acquisition of the GPM Minority Investors’ interest in GPM whereby income attributable to those non-controlling interests will be reflected in controlling interests as well as the other statement of operations adjustments within Note 4 which are attributable to controlling interests.

d) The adjustments for the income tax benefit of $1.9 million and the income tax expense of $(4.4) million for the year ended December 31, 2019 and nine months ended September 30, 2020, respectively, are based on the blended statutory tax rate of 25.5% applied to a total of $(7.5) million and $17.2 million pro forma adjustments which are comprised of (i) $(3.9) million and $1.5 million of pro forma adjustments within (loss) income before income taxes and (ii) the $(3.6) million and $15.7 million of pro forma adjustments associated with the (loss) income previously recorded within noncontrolling interest (related to GPM, that is taxed as a partnership for US federal and certain state jurisdictions for income tax purposes) that will be included in the controlling (loss) income and subject to income tax subsequent to the Closing Date for the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively. The blended statutory rate is calculated based on the applicable federal and the weighted average state and local tax rates in jurisdictions in which Arko operates.

e) Represents the adjustment to the noncontrolling interest associated with the purchase of minority interests from GPMP as discussed in Note 2n.

f) Represents the capitalization of transaction costs that were offset to additional paid in capital upon the completion of the transaction.

Note 5. Unaudited Pro Forma Condensed Combined Statements of Operations Acquisition Transaction Adjustments

a)

Reflects the impact of the adoption of ASC 842 – Lease Accounting with an increase to rental expense. In addition, simultaneously with the purchase, certain of the GPM’s subsidiaries entered into lease agreements with the Sellers which are also reflected in these adjustments.

b)

Reflects adjustments to reclassify certain Empire expenses to the corresponding Arko classification and reflects the reclass of Empire selling, general and administrative expenses into general and administrative expenses and store operating expenses, respectively.

c)

Reflects the reclass of Empire franchise tax expenses into general and administrative expenses as well as the tax impact of each of the adjustments within Note 5a through 5h at a blended statutory rate of 25.5%.

d)	Reflects the reduction of compensation expense related to Empire executives not being retained.

e)	The following table summarizes the changes in the estimated depreciation and amortization expense (in thousands):

	Year ended December 31, 2019	Nine months ended September 30, 2020
Estimated amortization	$20,685	$15,514
Estimated depreciation	13,501	10,126
Historical depreciation and amortization	(30,980)	(24,905)

Pro forma adjustment to depreciation and amortization	$3,206	$735

f)

Reflects the elimination of historical interest expense and recording the interest expense associated with the new debt as discussed in Note 3h. Interest expense adjustment is reflected as follows (in thousands):

	Year ended December 31, 2019	Nine months ended September 30, 2020
Estimated interest expense	$24,474	$13,813
Less Historical interest expense	(19,049)	(11,898)

Pro forma adjustment to interest expense	$5,425	$1,915

g)	Reflects the increase in interest expense associated with the asset retirement obligation as discussed in Note 3i.

h)

Reflects the incremental amount of transaction costs incurred that were not included in the historical financial statements of Arko or Empire. The transaction costs have been recorded in the pro forma income statement for the year ended December 31, 2019 as the costs would have been incurred shortly after the transaction and are one time in nature.

Note 6. Earnings (Loss) Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2020 and the year ended December 31, 2019. The unaudited condensed combined pro forma income (loss) per share (“EPS”), basic and diluted, are computed by dividing income or loss by the weighted-average number of shares of common stock outstanding during the period and taking into consideration the potentially dilutive effect of options, warrants, and other financial instruments.

Prior to the Closing Date, Haymaker had two classes of shares: Class A shares and Class B shares. The 10.0 million shares of Class B shares were held by the Founders. In connection with the closing of the Business Combination, 1.0 million shares were forfeited, 4.2 million shares were deferred and the remaining 4.8 million shares converted on a one-for-one basis, into shares of Haymaker Class A common stock. Immediately thereafter, each currently issued and outstanding share of Class A common stock automatically converted one-for-one basis, into shares of New Parent.

Haymaker had 13.3 million outstanding public warrants issued in connection with the redeemable public Class A common stock during the initial public offering and 6.0 million warrants issued in a private placement to purchase a total of 19.3 million shares of common stock. In connection with the Business Combination, 2.0 million warrants were forfeited for a total of 17.3 million New Parent Common Stock issuable upon the exercise of 13.3 million New Parent warrants or 4.0 New Parent Private Placement Warrants. The warrants are exercisable at $11.50 per share amounts which exceeds the current market price of New Parent’s Class A common stock. These warrants are considered antidilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.

Upon the Closing Date, existing warrants provided to Ares were exchanged for new Ares warrants issued by New Parent to purchase 1.1 million shares of New Parent Common Stock for an exercise price of $10 per share, with an exercise period of 5 years from the closing of the Business Combination. These shares are considered “in the money” and have been included in our consideration of diluted EPS as reflected below.

Following the Closing Date, 4.2 million shares of New Parent’s deferred common stock are issuable to the Sponsor, of which 4 million contingent upon the closing sale price of New Parent’s common stock exceeding certain thresholds within the first five to seven years following the Closing Date and 200 thousand will be issued subject to the number of Bonus Shares issued to the holders of Series A Convertible Preferred Stock not being higher than an amount determined.

Holders will be entitled to Bonus Shares upon any optional conversion of Series A Convertible Preferred Stock by the holder for which notice of conversion is provided after June 1, 2027, but prior to August 31, 2027. Each share of Series A Convertible Preferred Stock will be convertible into the specified number of Bonus Shares set forth in the table below if the New Parent Common VWAP for the 30-trading days prior to June 1, 2027, is equal to the corresponding amount set forth in the table below.

30-Day VWAP	Bonus Shares
$18.00 or greater	Zero shares
$17.00 to $17.99	0.7 shares
$16.00 to $16.99	0.95 shares
$13.00 to $15.99	1.2 shares
$12.00 to $12.99	1.0 shares
Less than $12.00	Zero shares

If holders of Series A Convertible Preferred Stock are issued Bonus Shares (i) in an aggregate amount in excess of 1,000,000 shares in respect of a 30-Day VWAP (as defined above) of $13.00 to $15.99, (ii) in an aggregate amount in excess of 750,000 shares in respect of a 30-Day VWAP of $16.00 to $16.99, or (iii) in an aggregate amount in excess of 500,000 shares in respect of a 30-Day VWAP of $17.00 to $17.99 then the number of deferred shares to be released to the Sponsor will be reduced by the number of Excess Bonus Shares issued. Upon the occurrence of a Bonus Share Release Event, New Parent will issue to the Sponsor an aggregate number of deferred shares equal to the number of Excess Bonus Shares that are no longer issuable as a result of such Bonus Share Release Event. Because these shares are contingently issuable based upon the share price of New Parent reaching specified thresholds that are not currently met, these contingent shares have been excluded from basic and diluted pro forma EPS.

As discussed in Note 2(j), the Ares Put Option resulting from the GPM Equity Purchase Agreement allows for the potential issuance of conditional shares. The contingent shares will expire if the share price of New Parent’s common stock reaches $12.935 per share (as adjusted pursuant to the GPM Equity Purchase Agreement) on any 20 trading days within any 30 trading day period, subject to the other conditions set forth in the GPM Equity Purchase Agreement. The current stock price has not yet been met, and therefore, the contingently issuable shares exist as of the pro forma balance sheet date. These contingently issuable shares have been considered in the calculation of diluted EPS as shown below.

As discussed in the description of the Business Combination section, the Series A Convertible Preferred Stock are convertible to Series A common stock at a conversion ratio of total shares issued divided by $12 per share. This results in 8.3 million shares of Class A shares of common stock per conversion. The Series A Convertible Preferred Shares may be convertible into between 0.7 million and up to 1.2 million additional shares of common stock contingent upon specified Series A common stock trading prices if notice of conversion is provided after June 1, 2027, but prior to August 31, 2027. As these bonus shares are contingent upon future events and trading prices, those shares have not been included in the calculation of EPS below. The schedule below reflects the 1.0 million shares issued for $100.0 million and assumes that the dividend at an annual rate of 5.7% reduced the net income available to common shareholders by $5.7 million. Based on this conversion, the preferred stock has an earnings per share of $0.68 under the if-converted method which is determined to be anti-dilutive for pro forma EPS purposes as the preferred earnings per share is greater than the earnings per share available to common shareholders.

	For the nine months ended September 30, 2020	For the year ended December 31, 2019
In thousands, except per share data
Pro forma net income (loss) attributable to common shareholders - basic	$39,145	$(60,780)
Less: Assumed dividends on Series A preferred convertible stock	(5,700)	(5,700)

Pro forma income (loss) attributable to common shareholders - basic	$33,445	$(66,480)
Basic weighted average shares outstanding	124,132	124,132
Pro Forma Basic Earnings (Loss) Per Share	$0.27	$(0.54)
Pro forma net income (loss) attributable to common shareholders - diluted	$39,145	$(60,780)
Less: Assumed dividends on Series A preferred convertible stock	(5,700)	(5,700)

Pro forma income (loss) attributable to common shareholders - diluted	$33,445	$(66,480)
Diluted weighted average shares outstanding	124,746	124,132
Pro Forma Diluted Earnings (Loss) Per Share	$0.27	$(0.54)
Pro Forma Basic and Diluted Weighted Average Shares
Haymaker Initial Stockholders	4,800	4,800
Haymaker Public Stockholders	20,350	20,350

Total Haymaker	25,150	25,150
Arko shareholder shares	65,209	65,209
GPM Minority Investors shares	33,773	33,773

Total Pro Forma Basic Weighted Average Shares	124,132	124,132
Ares Warrants	—	—
Ares Put Option	614	—

Total Pro Forma Diluted Weighted Average Shares	124,746	124,132